EXHIBIT 10.17.9
CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
SEARCH REVENUE SHARING ADDENDUM
TO
SYNACOR MASTER SERVICES AGREEMENT
This Search Revenue Sharing Addendum (this “Addendum”) dated this 18th day of November, 2004 supplements the Master Services Agreement dated July 13, 2004 by and between Synacor, Inc. (“Synacor”) and ACC Operations, Inc. (“Client”), including any schedules, attachments, exhibits, addenda, amendments or riders attached thereto (collectively, the “Agreement”) by establishing the terms and conditions by which the Parties will work together to facilitate the delivery of Internet search related services to Client’s Users. Except to the extent expressly modified herein, all of the terms and conditions of the Agreement shall apply to this Addendum. If any provision of this Addendum conflicts with a provision of the Agreement, the provisions of this Addendum shall control. Capitalized terms used but not defined in this Addendum shall have the meanings ascribed to them in the Agreement. Notwithstanding anything in the Agreement or this Addendum to the contrary, for purposes of determining Synacor’s obligations and liabilities in connection with the Search Services (as defined herein) provided pursuant to this Addendum, such Search Services shall be deemed a “Synacor Sourced Service.”
1. Definition of Search Services and Selection of Search Services Provider. Synacor shall provide services that enable Users to receive descriptions and links associated with Internet search results (the “Results Sites”) generated from search boxes (“Search Services”) placed within the customer home page currently known as “Adelphia.net” (the “Home Page”) through its agreement with a Search Services provider (“Search Services Provider”). [*]
     a. Operation of Search Services. Each time a User enters a search request in a search box on the Home Page (a “Search Query”), Synacor shall return to such User a set of up to ten (10) Results Sites per page displayed on the Home Page (each such page of a set of Results Sites appearing on the Home Page shall be referred to herein as a “Search Results Set”), and additional paid or sponsored links (“AFS Ads”). The format and placement of such AFS Ads on the Home Page shall be agreed to by the Parties.
     b. Hosting and Control. At all times during the Services Term (as defined below), Synacor shall: (i) host and maintain any and all pages that comprise the Results Sites; (ii) maintain complete technical and editorial control of the Results Sites; and (iii) act as the intermediary for all transmissions between Search Services Provider and the Results Sites (i.e., any editing of, or additions to, the Results Sites that Adelphia desires to implement must be provided to, and agreed upon by, Synacor).
     c. Context Sensitive Advertising. The Parties may agree to provide context sensitive advertising (“Adsense for Content Ads” or “AFC Ads”) from Search Services Provider within the Home Page.
2. Disclaimers. Client understands and agrees that Search Services Provider shall not be liable for any damages, whether direct, indirect, incidental or consequential, arising from the content displayed on, or accessed via, any Results Site and/or any User’s access to, or use of, the Search Services provided pursuant to this Addendum.
3. No Warranties. Client understands and agrees that Search Services Provider makes no warranties, express or implied, with respect to the Search Services, including, without limitation, warranties of merchantability, fitness for a particular purpose, and non-infringement.
4. Client Not Third Party Beneficiary. Client expressly acknowledges and agrees that Client is not a third party beneficiary under any agreement between Synacor and Search Services Provider.

*	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5. Fees and Payment Terms.
     a. Search Services. As a fee for the foregoing services, Synacor shall bill Client monthly at the rate of [*].
     b. AdSense for Search. Subject to the terms and conditions of this Agreement, for each month during the Services Term, Client shall receive the Applicable Percentage (as defined below) of Net AFS Revenues attributable to such month.
     c. AdSense for Content. Subject to the terms and conditions of this Agreement, for each month during the Services Term, Client shall receive the Applicable Percentage of Net AFC Revenues attributable to such month.
     d. Ad Revenues; Applicable Percentage; Applicable Deduction.
          i. “Net AFS Revenues” means (i) Ad Revenues derived from clicks on AFS Ads (excluding Non-Qualifying Ads as defined below), minus (ii) the Applicable AFS Deduction.
          ii. “Net AFC Revenues” means (i) Ad Revenues derived from clicks on AFC Ads (excluding Non-Qualifying Ads as defined below), minus (ii) the Applicable AFC Deduction.
          iii. “Ad Revenues” means gross revenues received by Search Services Provider from sponsored links for the inclusion of such sponsored links on select websites, including, without limitation, the Home Page, whether calculated as a flat fee, on the basis of the number of “click-throughs,” or otherwise, minus agency fees, referral fees, costs related to third party advertising service providers, and discounts.
          iv. “Applicable Percentage” with respect to any calendar month during the Services Term shall be [*].
          v. “Applicable AFS Deduction” in any calendar month during the Initial Term (as defined herein) means [*] of Net AFS Revenues in such month derived from any and all Results Sites. Notwithstanding anything herein to the contrary, Synacor reserves the right to increase the Applicable AFS Deduction [*] from Search Services Provider in connection with AFS Revenues by providing: (i) advance written notice to Client, and (ii) documentary evidence of such increased cost.
          vi. “Applicable AFC Deduction” in any calendar month during the Initial Term means [*] of Net AFC Revenues in such month derived from any and all Results Sites.
          vii. Notwithstanding any of the foregoing under this Section to the contrary, Synacor shall not be liable for payment in connection with: (i) any amounts which result from invalid queries, or invalid impressions of (or clicks on) ads, generated by any person, bot, automated program or similar device, including, without limitation, through any fraudulent act, as reasonably determined by Synacor; and (ii) ads that advertise Search Services Provider products or services (collectively, “Non-Qualifying Ads”). The number of queries, and impressions of and clicks on ads, as reported by Search Services Provider, shall be the number used in calculating payments hereunder.
     e. Payment Terms. All undisputed payments due Adelphia by Synacor hereunder shall accrue on a monthly basis and be made by Synacor within [*] days after the end of each month in which the pertinent AFC Ads, AFS Ads, or Search Results Sets were displayed. All undisputed payments due Synacor by Adelphia hereunder shall be made by Adephia within [*] days after

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

the end of the month for which the pertinent payment is due. All payments shall be made in full in United States Dollars.
6. Term. This Addendum will become effective on November 15, 2004 and expire on June 30, 2006 (the “Initial Term”), or earlier, upon sixty (60) days’ written notice from either Party to the other Party, with or without cause, and may be renewed by the Parties only upon a definitive written agreement signed by both of the Parties (the term of any such renewal being referred to as the “Renewal Term”). For purposes of the Agreement, the Initial Term, together with any Renewal Term, if any, may also be referred to as the “Services Term.”
The foregoing is hereby agreed and accepted by:

SYNACOR, INC.		ACC OPERATIONS, INC. (CLIENT):

By:	/s/ Ronald Frankel	By:	/s/ Karl Ossentjuk

	Name: RONALD FRANKEL Title: PRESIDENT & CEO		Name: KARL OSSENTJUK Title: VP Internet Services Product Mgmt
Date:	11-21-04	Date:	11-18-04